ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20070343094-42
	Filing Date and Time 05/17/2007 10:10 AM
	Entity Number E0348572007-7

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. *Name of Corporation:*

Rider Exploration, Inc.

2. *Resident Agent Name and Street Address:* *(must be a Nevada address where process may be served)*

Nevada Agency and Trust			
Name			
50 West Liberty Street, Suite 880	Reno	Nevada	89501
(MANDATORY) Physical Street Address	City		Zip Code
(OPTIONAL) Mailing Address	City	State	Zip Code

3. *Shares:* *(number of shares corporation is authorized to issue)*

Number of shares with par value: 50,000,000 — Par value per share: $ 0.001 — Number of shares without par value:

4. *Names & Addresses of the Board of Directors/Trustees:* *(each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)*

1. Steve Friberg			
Name			
6080 Plumas St.	Reno	NV	89519
Street Address	City	State	Zip Code
2. Linda Greenblatt			
Name			
1753 Honeytree Dr	Las Vegas	NV	89144
Street Address	City	State	Zip Code
3.			
Name			
Street Address	City	State	Zip Code

5. *Purpose:* *(optional - see instructions)*

The purpose of this Corporation shall be:

Mining Exploration and Development

6. *Name, Address and Signature of Incorporator:* *(attach additional page if more than 1 incorporator)*

Linda Greenblatt	X *Linda Greenblatt*		
Name	Signature		
1753 Honeytree Dr.	Las Vegas	NV	89144
Address	City	State	Zip Code

7. *Certificate of Acceptance of Appointment of Resident Agent:*

I hereby accept appointment as Resident Agent for the above named corporation.

X [signature]

Authorized Signature of R. A. or On Behalf of R. A. Company — Date 5/16/07

This form must be accompanied by appropriate fees.